Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made effective as of December 31, 2007, by and between, Electronic Kourseware International, Inc. a Delaware corporation located at PO Box 1657, Kyle, Texas 78640 (the "Company") and Paragon Capital LP, a Delaware limited partnership located at 110 East 59th Street, 29th fl, New York, NY 10022 (the "Purchaser").

RECITALS

WHEREAS, the Purchaser desires to purchase certain shares of the Company's Common Stock on the terms and conditions set forth herein; and

WHEREAS, theCompany desires to issue and sell shares of the Common Stock to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and, other good and valuable consideration, the parties hereto agree as follows:

1.	Authorization, Sale and Issuance of Shares and Options

1.1        Authorization The Company shall issue 257,092,999 shares of Common Stock (the “Shares”) par value $0.0001 per share which shall be equal to a minimum 78% of the Company’s issued and outstanding capital stock as well as the conversion of all outstanding warrants and other convertible securities of the Company, to the Purchaser at an aggregate purchase price of $250,000 as set forth below.

1.2        Sale and Issuance of the Shares Subject to the terms and conditions hereof the Company shall sell and Purchaser shall purchase the Shares at the Closing, as defined below.

2.	Closing; Payment

2.1        Closing “Closing” shall be such time as the parties mutually agree that all of the conditions set forth in Section 5 have been satisfied.

2.2       At Closing, the Purchaser shall deliver the total consideration to be paid by the Purchaser for the Shares, payable as follows.

a)         At closing, the Purchaser shall deliver to the Company, via wire transfer of immediately available funds to an account designated by the Company, the sum of $215,000, and

Stock Purchase Agreement – 469768.6/SPA/17338/0101/051508	Page 1

b)        The Purchaser shall pay $35,000 into an escrow account, to be held in escrow for six months from the Closing against which any damages incurred by the Purchaser for breach of one or more of the conditions and representation and warranties set forth herein. The remaining escrowed funds shall be paid to the person or entity to be designated by Phillip D. Greer on behalf of the Company six months after Closing, less any payments to the Purchaser for damages or to entities or persons to meet the conditions, representations and warranties as provided in the preceding sentence. The escrow agent for such funds shall be the Purchaser’s counsel or such other agent as is mutually agreed between the parties.

2.3        Delivery Subject to the terms of this Agreement, within five (5) days of the Closing, the Company will deliver to the Purchaser the certificates representing the Shares to be purchased by the Purchaser from the Company.

3.	Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser as of the Closing date as follows:

3.1        Organization and Standing: Articles and Bylaws The Company is and will be a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and will have all requisite corporate power and authority to carry on its business as proposed to be conducted.

3.2        Corporate Power The Company will have at the Closing, all requisite corporate power to enter into this Agreement and to sell and issue the Shares. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

3.3        Capitalization The authorized capital stock of the Company is 500,000,000 shares of Common Stock, par value $0.0001 per share, of which, 69,221,500 shares are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable.

3.4        Corporate Action All corporate action on the part of theCompany necessary for the authorization, execution and delivery of this Agreement, the sale and issuance of the Shares and the performance of theCompany's obligations hereunder will be taken prior to the Closing.

3.5        Valid Issuance The Shares, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by the Company;provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

Stock Purchase Agreement – 469768.6/SPA/17338/0101/051508	Page 2

3.6        No Preemptive Rights Except as provided herein, no person currently has or will have any right of first refusal or any preemptive rights in connection with the issuance of the Shares, or any future issuance of securities by the Company.

3.7        Compliance with Other Instruments The Company will not be in violation of any term of the Company's Articles or Bylaws, nor will the Companybe in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on the Company as a whole, and to the knowledge of the Company, is not in violation of any order, statute, rule, or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such term.

4.           Representations and Warranties of Purchaser and Restrictions on Transfer Imposed by the Securities Act.

4.1        Representations and Warranties by the Purchaser The Purchaser represents and warrants to the Company as follows:

a)          Investment Intent This Agreement is made with the Purchaser in reliance upon the Purchaser's representations to the Company, evidenced by the Purchaser's execution of this Agreement, that the Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable law. The Purchaser has the full right, power, and authority to enter into and perform this Agreement.

b)         Shares Not Registered The Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

c)          No Transfer Except as set forth in Section 4.4 hereunder, the Purchaser covenants that in no event will the Purchaser dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and

Stock Purchase Agreement – 469768.6/SPA/17338/0101/051508	Page 3

(ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken, and (iii) the Company has consented, which consent shall not be unreasonably withheld.

d)         Knowledge and ExperienceThe Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Shares; (ii) has the ability to bear the economic risks of the Purchaser's prospective investment; (iii) has been furnished with and had access to such information as the Purchaser has considered necessary to make a determination as to the purchase of the Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by the Purchaser satisfactorily answered by the Company; and (v) has not been offered the Shares by any form of advertisement, article, notice, or other communicationpublished in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

e)          Not Organized to Purchase The Purchaser has not been organized for the purpose of purchasing the Shares.

4.2        Legends Each certificate representing the Shares shall be endorsed with the following legends:

a)          Federal Legend The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as defined in rule 144 promulgated under the Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Act, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.

b)         Other Legends With respect to any other legends required by applicable law, the Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in such legend is satisfied.

4.3        Rule 144. The Purchaser is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that under Rule 144, the conditions include, among other things: the availability of certain, current public information about the issuer and the resale occurring not less than one year after the party has purchased and paid for the securities to be sold.

Stock Purchase Agreement – 469768.6/SPA/17338/0101/051508	Page 4

5.	Conditions to Closing

5.1        Conditions to the Purchaser's Obligations The obligations of the Purchaser to purchase the Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in writing by the Purchaser:

a)         The Company shall file with the Securities and Exchange Commission (“SEC”) a Form 10-SB to register the Company’s Common Stock under Section 12 of the Securities Exchange Act of 1934 and shall complete any other filing requirements necessary to qualify the Company’s Common Stock for listing on the OTC Bulletin Board including, but not limited to, required periodic reports on Forms 10-KSB, 10-QSB and 8-K as the case may be, all Form 3s and Schedule 13ds for the officers, directors and 5% of more shareholders of the Company. All filings must be submitted via the SEC’s Electronic Data Gathering, Analysis and Retrieval system and must meet any applicable certification requirements of the Sarbanes-Oxley Act of 2002 by the Company’s CEO and CFO. In addition, upon effectiveness of the 10-KSB and through the Closing Date, the Company shall file all of its 1934 Exchange Act filings in a timely manner.

b)        The Company use its best efforts to clear all comments from the SEC on its Form 10-SB and shall become a fully reporting company meeting all applicable financial reporting requirements of the SEC.

c)         At Closing, the Company will have no liabilities (except for scheduled liabilities disclosed to and acceptable to the Purchaser) on its balance sheet.

d)        At Closing, the Company shall not, to its knowledge, be in violation of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC and the Financial Industry Regulatory Authority (“FINRA”), or other regulatory requirements, which would disqualify it from becoming quoted on the OTC Bulletin Board.

e)         Prior to Closing, the Company shall have filed the required 15c2-11 and shall have cleared FINRA’s review of its Form 211 and commenced trading on the OTC Bulletin Board.

f)         Prior to Closing, other than its current business the Company shall not engage in any other business or have any other activity between the date of the execution of this Agreement and the Closing without the written approval of the Purchaser. Specifically, prior to Closing the Company will not spin off or change its business operations without the prior written consent of the Purchaser.

g)	At Closing, the Company shall have no unpaid tax liabilities.

h)        At Closing, the Company shall not, to its knowledge and to the best knowledge of its management, be in violation of any Federal, State or local laws in any material respect. At Closing, the Company shall not have received notice of the filing of any actions suits or proceedings at law or in equity or by or before any arbitration or any governmental authority then pending nor, to the best knowledge of the Company’s management

Stock Purchase Agreement – 469768.6/SPA/17338/0101/051508	Page 5

after due inquiry, have any lawsuits been threatened against or filed by or affecting the Company or against any of its directors or officers relating to the business, assets or rights of the Company.

i)         At Closing, the Company shall be current in its accounts with its transfer agent, and the transfer agent shall have agreed to continue providing services to the Company after Closing.

j)         Between the date of execution of this Agreement and Closing, the Company shall not have issued or authorized the issuance of any equity securities or securities convertible into equity securities without the prior written consent of the Purchaser.

k)        At Closing, the Company will provide an opinion of counsel as to the validity of the Shares, organization and good standing, authority to enter into and validity of the Agreement, and non-existence of pre-emptive rights.

l)         At Closing, the Company will provide a letter from the Company’s PCAOB auditor that the Company is current in its payments to the auditor and that the auditor is not aware of any disagreements with the Company.

5.2        Default In the event that the Purchaser notifies the Company in writing that the Company has not satisfied one or more of the conditions stated under Section 5.1(a) – (l) above within twenty (20) days after filing the Company’s report on Form 10-KSB for the year ended December 31, 2007, the Purchaser in its sole discretion may delay the Closing for a period of at least twenty (20) days after the Company files its Form 10-QSB for the quarter ending March 31, 2008, with the SEC.

5.3        Purchaser to Bear Expense of Registration; Promissory Note The Purchase shall bear the reasonable expenses of registration of the Company’s Common Stock under the Securities Exchange Act of 1934, including legal and auditing expenses and filing fees up to a maximum of $75,000. Upon execution of this Agreement, the Purchaser will advance $50,000 to the Company for the purpose of making required filings with the SEC, including a Form 10-SB, Form 211 and any other filings or periodic reports required prior to Closing. The Company will execute a promissory note as consideration for the advance, with the following terms:

a)         The face amount of the note will be for $400,000. The note shall bear a maturity date fourteen (14) years from the date of its execution.

b)        If the note is not previously repurchased by the Company, the principal and interest on the note will be forgiven, and the note will be canceled, either (i) if the Closing occurs prior to December 31, 2008 (or such later date as may be mutually agreed by the parties) or (ii) if the Purchaser fails or refuses to close the transaction and purchase the Control Shares within twenty (20) business days after the Company satisfies all of the conditions in Section 5.1 (a)-(l).

c)         At Closing, the Purchaser will make available to the Company $25,000 for reinvestment in the Company’s securities, subject to making any disclosure of these investment arrangements that is required under federal securities laws.

Stock Purchase Agreement – 469768.6/SPA/17338/0101/051508	Page 6

d)        If the Company fails to satisfy all of the conditions of paragraph 5.1 on or before December 31, 2008 (or such later date as may be mutually agreed by the parties), or fails to close on the purchase of the Control Shares promptly after all such conditions are satisfied, the Purchaser may terminate this Agreement, and upon written notice of such termination, the Company shall pay the Purchaser a termination fee of $25,000. Upon notice of such termination, the Purchaser may also demand that the Company repurchase the note for a payment of $50,000 plus 18 % per annum (or the highest amount permitted by law) from the note execution date through the repurchase date. In such event, the Company shall make such payments to Purchaser within 10 business days of such demand.

e)         If the stock purchase is terminated for any reason other than breach of this Agreement by the Purchaser and, within three years from such termination, the Company or its shareholders thereafter sell a controlling interest in the Company’s capital stock to a third party or merge or consolidate with or into another entity in a transaction in which the Company’s existing shareholders do not retain at least 51% of the equity of the Company, the Company and/or its shareholders shall pay to the Purchaser an opportunity fee equal to 50% of any total consideration having a value in excess of $225,000, whether in the form of cash or securities or a combination of cash in securities, that the Company or its shareholders receive in the transaction. In such event, the Company and/or its shareholders shall make such payments to Purchaser within 10 business days of such transaction.

5.4        Additional Advances. If additional advances above $50,000 are required to complete the Company’s registration, the additional advances shall be evidenced by one or more promissory note bearing terms substantially the same as those contained in subsections 5.1(a) through (e) above, with the face amount of the note equal to the pro rata amount of the advance provided in subsection 5.1(a).

6.	Affirmative Covenants of the Company

Conflicts of Interest The Company hereby covenants and agrees that prior to Closing it shall use its best efforts to ensure that the Company's employees, during the term of their employment with the Company, do not engage in activities that would result in a conflict of interest with the Company. The Company'sobligations hereunder include, but are not limited to, requiring that the Company's employees devote their primary productive time, ability, and attention, to the business of the Company (provided, however, the Company's employees may engage in other business activity if such activity does not materially interfere with their obligations to the Company), requiring that the Company's employees enter into agreements regarding proprietary information and confidentiality and preventing the Company's employees from engaging or participating in any business that is in competition with the business of the Company.

7.	Registration Rights

The Purchaser is not entitled to any registration rights under this Agreement or associated with the purchase of the Shares. The purchase shall be subject to such private restrictions on the transfer of the Shares as are designated from time to time by the Company or its investment bankers or underwriters.

Stock Purchase Agreement – 469768.6/SPA/17338/0101/051508	Page 7

8.	Risk Factors

The securities offered hereby are speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment in the company, therefore, each prospective Purchaser should, prior to purchase, consider very carefully the following risk factors:

8.1        Arbitrary Determination of Stock Price The price of the Shares have been determined arbitrarily by the Company. The price should not be regarded as an indication of any future market price of the Company's stock and has no relation to the value of the Company's stock.

8.2        Dependence on Key Personnel The success of the Companyis dependent on the efforts and abilities of its current officers and directors. If the Company were to lose the services of such officers, its business could be materially and adversely affected.

8.3        Discretion in Application of Proceeds The Company's current management may allocate the proceeds of this financing in accordance with its needs and operation. Subject to the supervision of the Board of Directors, the Company's management will be given discretion in the application of the proceeds.

8.4        Restrictions on Transfer The Shares may not be resold unless such sale is registered or qualifies for an exemption from registration under the Act and all applicable state securities laws. The Shares should be considered a suitable investment only for Purchasers whose financial position is such that they will be able to hold the Shares for an indefinite period. Some state laws may impose additional restrictions on transfer of the Shares.

For all of the reasons stated in the risk factors and others, including, without limitation, those set forth herein, these shares involve a high degree of risk. Any person considering an investment in the securities offered should be aware of these factors. These securities should only be purchased by persons who can afford a total loss of their investment in the company and have no immediate need for a return of or on their investment.

9.	Miscellaneous

9.1        Governing Law This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between residents entered into and to be performed entirely within New York.

9.2        Survival The Company’s representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser, for a period of one year. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

Stock Purchase Agreement – 469768.6/SPA/17338/0101/051508	Page 8

9.3        Successors and Assigns Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

9.4        Notices, etc All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to a Purchaser, at such Purchaser's address set forth on the Schedule of Purchaser, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as theCompany shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.

9.5        Severability In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

9.6	Finder's Fees and Other Fees

a)         The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Purchaser harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

b)        Other than its agreeing to pay Brian Ricca or an affiliate designated by him $5,000 upon the Closing for services provided to the extent permitted by law and regulatory authorities, the Purchaser (i) represents and warrants that the Purchaser has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser is responsible.

9.7        Expenses Subject to Section 5.3, the Company and the Purchaser shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

9.8        Titles and Subtitles The titles of the sections and subsections of this Agreement are for convenience of reference and are not to be considered in construing this Agreement.

9.9        Counterparts This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Stock Purchase Agreement – 469768.6/SPA/17338/0101/051508	Page 9

9.10      Delays or Omissions No delay or omission to exercise any right, power, or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power, or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any failure to exercise any right, power, or remedy or any waiver of any single breach or a waiver of any other right, power, or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

ELECTRONIC KOURSEWARE INTERNATIONAL, INC.

/s/ Phillip D. Greer

____________________________________________
PHILLIP D. GREER, CEO

PURCHASER:

PARAGON CAPITAL LP

/s/ Alan Donenfeld

_____________________________________________

ALAN DONENFELD, MANAGING MEMBER OF PARAGON CAPITAL ADVISORS LLC, GENERAL PARTNER OF PARAGON CAPITAL LP

Stock Purchase Agreement – 469768.6/SPA/17338/0101/051508	Page 10